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                                                                   EXHIBIT 10.15

                                    FORM OF
                                     LEASE

     This Lease, dated for reference purposes only as of May 1, 1994 is entered into by and between CHARCOT CENTER JOINT VENTURE, a California general partnership ("Landlord"), and ROCKSHOX, INC., a California corporation ("Tenant"). In consideration of the rents and covenants stated below, Landlord leases to Tenant and Tenant lease from Landlord the Premises described below upon the following terms and conditions:

1.1  FUNDAMENTAL LEASE PROVISIONS:

     A. Demised Premises: Landlord leases to Tenant the premises located at and commonly known as 401 Charcot Avenue, San Jose, California 95131 (the "Premises").

     B. Term: The term of the Lease is sixty-two (62) months, beginning July 1, 1994 (the "Commencement Date") and ending August 31, 1999 (the "Expiration Date").

     C.  Minimum Monthly Rent:

         (i) Initial Minimum Monthly Rent: The minimum monthly rent payable for each of the first fourteen (14) months of the Lease term shall be Twenty Seven Thousand Eight Hundred Five and 00/100 Dollars ($27,805.00). The minimum monthly rent shall be increased pursuant to the provisions of either subparagraph C(ii) or subparagraph C(iii) below.

         (ii) Fixed Minimum Monthly Rent Increases: The initial minimum monthly rent shall be increased to the amount(s) stated below and shall be payable for each of the months during the periods stated below:

MINIMUM MONTHLY RENT                          PERIOD
    $28,917.20              Months 15 through 26 (09/01/95 - 08/31/96)
    $30,029.40              Months 27 through 38 (09/01/96 - 08/31/97)
    $31,141.60              Months 39 through 50 (09/01/97 - 08/31/98)
    $32,253.80              Months 51 through 62 (09/01/98 - 08/31/99)

         (iii)  Adjustments to Minimum Monthly Rent Based on CPI Increases:
(Omitted).

     D. Additional Rent: Tenant shall also pay to Landlord the costs of all taxes and insurance as additional rent for the use and occupancy of the Premises as provided in Paragraph 4.2.

     E. Prepaid Rent: Tenant shall pay Landlord Twenty Seven Thousand Eight Hundred Five and 00/100 Dollars ($27,805.00) at the same time Tenant executes and delivers this Lease to




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Landlord as prepaid rent which shall be applied by Landlord to the payment of rent as it becomes due under this Lease.

     F. Security Deposit: Tenant shall deposit Thirty Two Thousand Two Hundred Fifty Three and 00/100 Dollars ($32,253.80) at the same time Tenant executes and delivers this Lease to Landlord as security (the "security deposit") subject to the provisions of Paragraph 7.1.

     G. Use: Tenant shall use and occupy the Premises only for the following specifically stated purpose: Light manufacturing and assembly of bicycle parts and associated research and development, design work, and general office purposes.

     H. Address for Notices: Landlord's address for notice is CHARCOT CENTER JOINT VENTURE, c/o Transamerica Real Estate Management Co., 600 Montgomery Street, 4th Floor, San Francisco, CA 94111. Tenant's address for notice is ROCKSHOX, INC., 401 Charcot Avenue, San Jose, CA 95131.

     I. Tenant's Public Liability Insurance: Tenant shall obtain and maintain at all times during the term hereof a combination of comprehensive public liability insurance and excess liability insurance providing a coverage in total of at least Three Million Dollars ($3,000,000) per occurrence.

     J.  N/A

     K. Broker: The following person(s) have performed services for Tenant or Landlord in connection with this Lease and no other persons shall have any claim for any compensation in connection herewith: J.R. Parrish, Inc. - Colliers International; Transamerica Real Estate Management Co., California Real Estate Brokers License #_____________________.

2.1 THE PREMISES: The Premises described in Paragraph 1.1, subparagraph A consists of a free-standing building and the surrounding parking area. Improvements and sidewalks located within the property outlined and shown or otherwise described on the attached EXHIBIT A.

3.1  TERM:

     A. Delivery of Possession Delayed: If Landlord is unable to deliver possession of the Premises to Tenant on the Commencement Date specified in Paragraph 1.1, subparagraph B, Landlord shall not be liable for any damages resulting from such delayed possession and this Lease shall not become void or voidable because of such event except as provided below. If delivery of possession of the Premises is delayed beyond the Commencement Date stated above, the term of the Lease will begin on the date landlord tenders possession of the Premises to Tenant and the Expiration Date specified in Paragraph 1.1, subparagraph B shall be extended to the last day of the calendar month being the number of full calendar months subsequent to the delayed commencement date equal to the number of months specified in Paragraph 1.1, subparagraph B. Any such delayed Commencement Date shall be stated in writing which must be signed by both parties and which written statement shall constitute an amendment to this Lease. If Landlord is unable to tender possession of the Premises to Tenant within four (4) months after the Commencement Date stated above, then Tenant shall have the right to terminate this Lease without liability to Landlord. Such right must be exercised upon at least fifteen (15) days prior written notice to Landlord and the Lease


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shall be deemed terminated effective on the 15th day following delivery of such notice unless Landlord tenders possession of the Premises to Tenant during such interim period in which case the notice shall be deemed null and void. The four-month period stated above shall be extended by the number of days of delay caused by or attributable to Tenant or resulting from a cause force majeure of the type specified in Paragraph 27.1, subparagraph D of this Lease.

     B.  See Article 28.1 of Addendum.

4.1 RENT: Tenant shall pay as rent for the use and occupancy of the Premises the sums stated below and stated in Paragraph 1.1, subparagraph C and subparagraph D at the times and in the manner specified below.

     A. Rent Defined: The term "rent" shall mean any sum required to be paid by Tenant to Landlord under this Lease including, without limitation, the specified minimum monthly rent, adjustments to rent, fixed rent increases, impounds or reimbursements to Landlord relating to taxes, insurance and/or common area maintenance costs, if any, attorneys' fees, interest on any past due amounts, late fees (regardless of how such sums are designated) and any sums due to Landlord pursuant to Paragraph 16.1, subparagraph D hereof.

     B. Time for Payment: Unless the time for payment is otherwise specified, all sums required to be paid by Tenant under this Lease shall be paid to Landlord, free of all claims, demands and set-offs of any kind whatsoever, in advance on the first day of each calendar month at the address specified in Paragraph 1.1, subparagraph H of this Lease. The requirement to pay rent at such times shall NOT be conditioned upon the tender of a statement to Tenant for any fixed or adjusted amounts previously specified by Landlord.

     C. Proration of Rental Amounts for Partial Months: If the Commencement Date of the term of the Lease occurs on a day other than the first day of the month, then the minimum monthly rent and/or any impounds or other regular monthly payments for the first partial month of the Lease term shall be prorated on the basis of a thirty-day month. If the term of the Lease ends on a date other than he last day of the month, then the rent for such month shall be prorated on the basis of a thirty-day month.

     D.  CPI Defined: (Omitted).

4.2 PAYMENT OF TAXES AND INSURANCE COSTS AS ADDITIONAL RENT: Tenant shall pay the costs of taxes and insurance to Landlord as additional rent for the use and occupancy of the Premises at the times, to the extent and in the manner specified below:

     A. Tenant to Pay All Taxes and Insurance Costs: Tenant shall reimburse Landlord all taxes and insurance costs for the Premises in the manner and at the times stated below. The terms "taxes" and "insurance costs" are defined in Paragraph 4.2, subparagraph B below. Landlord shall obtain the insurance coverages of the types stated in Paragraph 4.2, subparagraph B below.

     B.  Taxes and Insurance Costs Defined:

          (i) Taxes: "Taxes" shall mean any form of tax, assessment, excise, license fee, business tax, rental tax, improvement bond, levy, lien, charge or penalty (whether general, special, ordinary or


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extraordinary, foreseen or unforeseen) imposed or assessed by any authority having the direct or indirect power to tax (including any city, county, state or federal government, or any school, agricultural, lighting, drainage, sewage, irrigation or other improvement or other special district) against or in respect of or which may be or become a lien or charge upon (a) any legal or equitable interest of Landlord in the Premises or in the real property of which the Premises is a part, or (b) Landlord's right to or receipt of rent or other income from the Premises or by Landlord's business of leasing the Premises. "Taxes" shall also mean any tax imposed in substitution, partially or totally, of or for any tax previously included in the definition of taxes stated in the first sentence of this subparagraph B(i). "Taxes" shall also mean any tax imposed for any service or right which was not chareged to property owners prior to July 1, 1978 or, if previously charged , for any increase for such service occurring since July 1, 1978. Taxes shall also mean any tax imposed or added to real property taxes as a result of reassessment upon a transfer or lease of all or part of Landlord's interest in the Premises or the real property of which the Premises is a part. Landlord and Tenant intend that all taxes of any kind or character relating to or concerning the Premises or any part thereof, including, without limitation, a reassessment of the value thereof, shall be included within the term "taxes." "Taxes" shall not include Landlord's personal income, franchise, inheritance or estate taxes.

     (ii) Insurance Costs: Landlord shall obtain and/or maintain all of the insurance coverage of the types described as Landlord's Property Insurance, Landlord's Rent Insurance and Landlord's Liability Insurance. "Insurance costs" shall mean all costs incurred by Landlord for policies of insurance, brokerage fees, loss control costs and self-insured losses covering the following:

          (a) the real property of which the Premises is a part, in an amount not less than 100% of the replacement value of the building and other improvements located within such real property, as such replacement value may increase from time to time, providing protection against any peril generally included within the designation "all risk" (which may include earthquake and flood insurance among other things) and coverage for vandalism and malicious mischief (all of the types of coverage listed in this subparagraph B(ii)(a) being referred to in this Lease as "Landlord's Property Insurance");

          (b) the rents payable under this Lease (such coverage being referred to in this Lease as "Landlord's Rent Insurance); and

          (c) any general liability coverage, premises liability coverage or other type of insurance relating to claims arising under negligence, intentional tort, or strict liability theories brought by any party in connection with the Premises or any condition or use thereof (all of the types of coverages listed in this subparagraph B(ii)(c) being referred to in this Lease as Landlord's Liability Insurance).

     C. Rental Business Tax: Tenant shall reimburse Landlord for any tax or charge imposed upon Landlord by the State of California or any political subdivision of the State, commonly known as "rental business tax," "head tax," "occupancy tax" or "gross receipts tax," all of which are collectively referred to as the "Rental Business Tax" in this Lease, provided that Tenant shall only pay the amount of such business tax that would be payable by the Landlord if the Premises was the only property of the Landlord. For purposes of this Lease only, the calculation of any such business


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tax shall include only those payments from Tenant under this Lease upon which the taxing statute or ordinance then in effect assesses such business tax.

     D. Time for Payment. On the first day of each calendar month during the Lease term, Tenant shall pay, to the extent stated in Paragraph 4.2, subparagraph A. an amount equal to 1/12th of the estimated taxes and Insurance costs and Rental Business Tax for the Premises for the current tax year and policy year, as the case may be. The monthly estimated taxes and Insurance costs and Rental Business Tax shall not be less than 1/12th of the actual taxes and Insurance and Rental Business Tax for the Premises for the preceding tax year in the case of taxes or the preceding policy year in the case of Insurance. Annually and following Landlord's receipt of the applicable tax bill, Landlord shall notify Tenant if any additional amount is owing and Tenant shall pay Landlord such additional amount within fifteen
(15) days thereafter. If Tenant's monthly tax payments exceed the actual taxes for the period covered by the actual tax bill, such excess shall be credited against the next monthly Installment of rent and add additional rent and charges due. If Tenant's monthly payments in reimbursement for insurance costs as defined above are less than or exceed the insurance costs determined in the manner stated above for any policy year, then after the actual costs for such policy year become known Landlord shall notify Tenant of such fact in writing and Tenant shall pay any deficency to Landlord on the later date of fifteen (15) days following delivery of such notice or the first day of the next calendar month or Landlord shall credit any excess paid by Tenant againgst the next monthly installment of rent or charges due, as the case may be. If the Lease expires or terminates prior to the date that the actual taxes, Rental Business Tax and insurance costs determined in the manner stated above are determined, Landlord shall as soon as is practicable after such items are determined notify Tenant in writing of any adjustment and any additional amount by Tenant or refunded by Landlord shall be paid within fifteen (15) days after receipt of such notice.

5.1 UTILITIES AND SERVICES: Tenant shall make all arrangements for and pay for all utilities and services furnished to or used by it at the Premises, including, without limitation, gas, electricity, water, telephone service, sewage service, pest control, cleaning, trash collection and for all connection charges, initial deposits or other fees therefor. Landlord shall not be liable in damages or otherwise for any failure or interruption of any utility services and Tenant shall not be entitled to terminate this Lease or abate any portion of the rent due under the Lease as a result of such failure or interruption, unless such failure or interruption is the result of landlord's negligence or intentional misconduct, in which case Tenant shall be entitled to a pro-rata abatement of rent only.

6.1  REPAIR AND MAINTENANCE:  See Article 29.1 of the Addendum.

6.2  CONDITION OF THE PREMISES:

     A. At Commencement Date or on Early Possession: Tenant acknowledges that neither Landlord nor its agents have made any promise to alter, remodel or improve the Premises or the building or any other improvement thereon, except as expressly provided in a written rider, addendum or amendment to this Lease. Tenant acknowledges neither Landlord nor its agents have made any representation or warranty with respect to the condition of the Premises or the building or any other improvement thereon. Tenant's taking possession of the Premises shall conclusively establish that the Premises and the building and other improvements located thereon were, at such time, taken by Tenant "as is", subject to a punchlist of items of which Tenant disapproves, such


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punchlist to be submitted to Landlord on or before the date that is ninety
(90) days following the date Tenant takes possession, and Tenant hereby waives any claims which may hereafter arise against Landlord resulting from the condition of the Premises or any improvement thereon.

     B.  Removal of Personal Property and Trade Fixtures at Expiration or
Termination: Any personal property of Tenant may be sold, encumbered, replaced or removed from the premises at any time by Tenant provided, however, that upon expiration or earlier termination of this Lease, Tenant agrees to remove any such property from the Premises if so directed by Landlord, and provided further that Tenant shall repair any and all damage to the Premises or building resulting from the removal of any of Tenant's property after expiration or termination of the Lease.

     C. At Expiration or on Termination of the Lease: Upon the expiration or other termination of this Lease, Tenant shall surrender the Premises to landlord broom clean in a good state of repair and in the same configuration and at least as good condition as when received, subject to the provisions of paragraphs 6.1, 6.2 and 10.1 of this Lease, and Tenant shall remove all its property as directed by Landlord. Any and all alterations, improvements, changes or repairs to the Premises and all electrical, plumbing, sewage, and other mechanical systems on or in the Premises or the building and other improvements forming a part thereof, exclusive of Tenant's trade fixtures, shall be surrendered with the Premises upon termination of this Lease in good and working order, reasonable wear and tear excepted. Any property left on or in the Premises upon expiration or other termination of this Lease may, at Landlord's option, either be deemed abandoned and, at Landlord's option, be disposed of or be placed in storage in a public warehouse in the name of, for the account of and at the sole expense and risk of Tenant, but Tenant shall remain liable to Landlord for any and all damages to the Premises caused by removal of Tenant's property and for any or all costs and expenses paid or incurred by Landlord in connection with the foregoing. Tenant hereby agrees to release, indemnify, hold harmless, protect and defend Landlord from any and all loss, cost, damage and expense, including attorneys' fees arising out of any damage to or loss of any property left by Tenant upon the Premises upon the expiration or other termination of this Lease and with respect to any and all claims and liability relating to such property.

7.1 SECURITY DEPOSIT: Landlord shall hold the security deposit described in Paragraph 1.1, subparagraph F as security for Tenant's performance of its respective obligations, covenants and conditions under this Lease. If Tenant defaults in the performance of its obligations, covenants and conditions under the Lease, Landlord may use the security deposit, or any portion of it, to cure the default or to compensate Landlord for all damage sustained by Landlord resulting from Tenant's default. If any portion of the security deposit is so used, Tenant shall deposit cash with Landlord in an amount sufficient to restore the security deposit to the full amount stated above, as previously adjusted, within five (5) days after Landlord has demanded such replenishment. If Tenant is not in default at the expiration or termination of this Lease, Landlord shall return the security deposit to Tenant within thirty (30) days after expiration or termination of this Lease subject to the conditions that Tenant has surrendered possession or right ot occupy the Premises and Tenant has performed all of its obligations under this Lease. Landlord will commingle the security deposit with Landlord's general and other funds and shall not be required to pay interest on the security deposit. No trust relationship is created herein between Landlord and Tenant with respect to the security deposit. The use of the security deposit by Landlord in the manner stated above shall not limit or restrict Landlord from exercising any other rights or remedies provided to Landlord under this Lease or under law or equity


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if Tenant defaults.  If Landlord sells or otherwise transfers the Premises or any interest in this Lease, Landlord may assign the security deposit to the purchaser or other transferee thereof and Landlord shall no longer be liable to Tenant and Tenant shall look solely to such purchaser or other transferee for the return of the security deposit. Tenant shall not assign or encumber its contingent rights to the return of the security deposit.

8.1 USE: Tenant shall not use or permit the Premises to be used or any other purpose than that stated in Paragraph 1.1, subparagraph G without the prior written consent of the Landlord. Tenant expressly acknowledges that Landlord or its agents have not made any representations as to the suitability of the Premises to the stated use, and any related zoning or other laws, ordinances, regulations and directives or any applicable covenants, conditions and restrictions affecting the Premises which may limit or restrict the stated use. Tenant shall not commit, or permit to be committed, any waste upon the Premises, or any nuisance or other act in violation of public policy. Further, Tenant shall not commit, or suffer to be committed, anything which would subject the Landlord to responsibility or liability for injury or damage to any person or property or which would invalidate or increase the cost of any insurance coverage described in this Lease. Tenant shall comply with all rules, regulations, orders and requirements of Landlord's then current insurance carrier(s) with respect to the use of the Premises and necessary for maintaining reasonable insurance coverage of the types specified in this Lease. Tenant shall not use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose.

     A.  See Article 36.1 of the Addendum.

     B. Dust and Fume Control: No wood shaping or spraying material processes will be performed on any part of the Premises except in an environment controlled by appropriately designed and installed air-handling equipment which shall be maintained and operated at all times during the Lease term as required t prevent hazardous accumulations of wood and chemical pollutants in the atmosphere within the Premises, and all equipment installations required to comply with this subparagraph B shall be commenced, performed and completed promptly after the commencement date. Tenant warrants to Landlord that such installation shall be made in correctly designed facilities and in a workmanlike manner.

     C.  See Article 37.1 of the Addendum.

9.1 LAW COMPLIANCE: Tenant shall comply with all applicable covenants, conditions and restrictions now or hereafter affecting the Premises, with all laws, ordinances, regulations, directives and requirements of all government authorities having jurisdiction over the Premises (including, without limitation, those relating to health, safety, noise, environmental protection, waste disposal, water and air quality, and the use, storage and disposal of Hazardous Materials) and with the certificate of occupancy for the Premises and shall not permit anything to be done on the Premises in violation thereof. Upon written demand, Tenant shall discontinue any use of the Premises in violation of any covenants, conditions and restrictions, or of any law, ordinance, regulation or governmental directive or of the certificate of occupancy.


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10.1  ALTERATIONS AND REPAIRS:

     A. Landlord's Consent Required: Conditions of Consent: Tenant shall not make or cause to be made any exterior, interior, structural, electrical, ventilation, air conditioning or other type of alterations, improvements, additions, changes or repairs (which repairs cost in excess of $25,000 or are the responsibility of Landlord pursuant to Paragraph A of Article 29.1 below) in or to the Premises, without Landlord's prior written consent. Landlord may arbitrarily withhold consent to any alteration or improvement which affects, or is visible from, the exterior of the Premises or any building located within the Premises or any building of which the Premises forms a part or which affects the structural components of the Premises or any building located within the Premises or any building of which the Premises forms a part. As to all other types of alterations, improves, additions, changes or repairs to the Premises, Landlord's consent shall not be unreasonably withheld. However, as a condition to granting consent, Landlord may impose reasonable requirements including, without limitation, requirements as to the manner and time for the performance of any such work and the type and amount of insurance and bonds Tenant must acquire and maintain in connection therewith. At the completion of such work, Tenant shall deliver to Landlord the "as-built" plans and specifications and a certificate from Tenant's architect or engineer stating that the work has been completed in full compliance with such plans and specifications, such certificate to be in the form and substance reasonably satisfactory to Landlord. In addition, at Landlord's option, Landlord shall have the right: to approve the contractors or mechanics performing the work; to approve all plans and specifications relating to the work; to review the work of Tenant's architects, engineers, contractors or mechanics and to control any construction or other activities being undertaken in connection with the Premises, with Landlord to be reimbursed for any costs incurred in connection with such review and/or control; and to order reasonable changes in the work in instances in which materials or workmanship is defective or not in accordance with plans or specifications previously approved by Landlord. Tenant shall provide and pay for all alterations, improvements, additions, changes or repairs to the Premises at Tenant's sole expense, except as expressly provided in a rider, addendum or amendment to this Lease. Except for trade fixtures regularly used in Tenant's business, all improvements, alterations, additions, changes or repairs to the Premises shall become the property of the Landlord at the time such items are installed and attached to the Premises and shall be surrendered with the Premises in good and working order or condition upon termination of this Lease. However, Landlord may, by written notice to Tenant given concurrently with Landlord's approval of Tenant's plans, require Tenant to remove any or all improvements, alterations, additions, or fixtures installed or made by Tenant on or to the Premises and to repair any damages to the Premises caused by such removal.

       B. Tenant's Duty to Repair: All damage or injury to the Premises caused by the act or negligence of Tenant or its employees, agents, customers, servants or invitees shall be promptly repaired by Tenant at Tenant's expense and to the satisfaction of Landlord in accordance with this Paragraph 10.1; provided, however, Landlord may, at its option, make or cause to be made any such repairs and may charge Tenant for the any costs and expenses paid or incurred, by Landlord in connection therewith. Except as specifically provided in Paragraph 15.1 below, there shall be no reduction in rent payable by Tenant and no liability on the part of the Landlord by reason of inconvenience, annoyance or injury to business arising from the making of any repairs, alterations or improvements to any portion of the Premises or fixtures and equipment related thereto, and no liability on the part of Landlord for failure to make repairs, alterations or improvements to the Premises.


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

     C. Law Compliance and Improvement Work: All work in connection with any alterations, improvements, changes, additions or repairs in the Premises made for the benefit of Tenant shall be performed in full compliance with all laws, ordinances, regulations, rules and requirements of all governmental entities having jurisdiction and in full compliance with all rules, orders, directions, regulations and requirements of Landlord's then current insurance carrier(s). If there is now or if there be installed in the Premises a sprinkler system, and if Landlord's then current insurance carrier(s) or any governmental authority having jurisdiction requires or recommends that any changes, modifications or alterations to the sprinkler system, or requires or recommends additional sprinkler heads or other equipment be made or supplied by reason of Tenant's business or the improvements it has added or the location of partitions, trade fixtures or other contents of the Premises, or if any such changes, modifications, alterations, additions or other equipment become necessary to prevent imposition of a penalty or charge against the full allowance for a sprinkler system in the fire insurance rate as fixed by Landlord's then current insurance carrier(s), Tenant shall, at its own cost, promptly make and supply all such changes, modifications, alterations, additional sprinkler heads or other equipment.

     D. Notices of Nonresponsibility, Mechanics' Liens and Bonds: Before work is commenced as provided in this Paragraph 10.1, Tenant shall give Landlord at least fifteen (15) days written notice to afford Landlord an opportunity to post appropriate notices of nonresponsibility. Tenant shall secure at Tenant's own cost, a completion and lien indemnity bond, satisfactory to Landlord, for said work. Any mechanics' liens for work claimed to have been performed for, or materials claimed to have been furnished to, Tenant shall be discharged by Tenant, by bond or otherwise within ten (10) days after the filing of such lien, at Tenant's sole expense.
 In the event that Tenant does not, within ten (10) days following the recording of all notice of any such lien, cause such lien to be released of record, by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All sums paid by Landlord and all expenses incurred by it in connection therewith, including attorneys' fees and court costs, shall be payable to Landlord by Tenant on demand with interest at the Maximum rate allowed by law or, if no such maximum rate is prescribed by law, then at the Default Rate (as defined in Paragraph 19.1, subparagraph C(ii)(h)) from the date such expenses are incurred by landlord to the date payment is received by Landlord from Tenant. Tenant agrees to indemnify, hold harmless and defend Landlord from any loss, cost, damage or expense, including attorneys' fees, arising out of any such lien claim or out of any other claim relating to work done or materials supplied to the Premises at Tenant's request or on Tenant's behalf.

11.1 SIGNS: No signs shall be installed on or about the Premises without Landlord's prior written approval. The installation and maintenance of any and all signs by or on behalf of Tenant shall be in full compliance with all applicable laws, ordinances, regulations, rules and orders of any governmental authority having jurisdiction, and Tenant shall obtain all necessary licenses and permits in connection therewith. Tenant shall install and promptly repair, maintain and service all such signs in accordance with proper techniques and procedures, and shall indemnify, hold harmless and defend Landlord from all loss, cost, damage or expense, including attorneys' fees arising out of any claim relating to the installation, existence, operation, maintenance, repair, removal or condition of any such sign. On or before the termination of this Lease, Tenant shall, at its sole expense, remove all such signs in a manner satisfactory to Landlord and shall immediately repair, at Tenant's


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

sole expense, any injury or damage caused by removal. All costs and expense relating to all such signs shall be borne solely by Tenant.

12.1 INDEMNIFICATION: Tenant agrees to indemnify, hold harmless, defend and protect Landlord and its shareholders, partners, directors, officers, agents and employees from any loss, cost, damage, liability or expense (including, without limitation, attorneys' fees and legal costs) arising out of or related to any claim, suit or judgment brought by or in favor of any person(s) for damage, loss or expense (including, without limitation, bodily injury, including death, or property damage) which is occasioned by or in any way attributable to or arising out of the use or occupancy of the Premises or the acts or omissions of Tenant or its employees, agents, customers, servants or invitees or the breach or default by Tenant of any of its obligations under this Lease, including, without limitation, the provisions set forth in Paragraph 8.1 and Paragraph 9.1 above. However, Tenant shall not be responsible for damage, loss or expense to the extent caused by the negligence or willful misconduct of Landlord or its agents or employees. Tenant's obligations under this Paragraph 12.1 shall expressly survive the termination of this Lease. Landlord shall not be liable for, and is released by Tenant with respect to, any damage, loss or expense occurring on or about the Premises during the Lease except to the extent caused by the negligence or willful misconduct of Landlord or its agents or employees. The limits of any insurance required to be maintained by Landlord or Tenant as provided in Paragraph 13.1 of this Lease, shall not be deemed to limit Tenant's obligations under this Paragraph 12.1 or under any other provision of this Lease. Neither Landlord nor its agents or employees shall be liable for any damage to property resulting from fire, earthquake or earth movement, explosion, falling glass or other materials, steam, gas, electricity, water or rain which may leak from any part of the building or other improvements forming a part of the Premises or of which the Premises is a part, for from the pipes, appliances or plumbing works therein, or from the roof, street or subsurface thereof or from any other place or resulting from dampness or any other cause whatsoever except to the extent caused by or due to the negligence or willful misconduct of Landlord, its agents or employees. Landlord or its agents shall not be liable for interference with light or other incorporeal hereditaments. Landlord shall not be liable for any latent defect in the Premises or the building or other improvements forming a part thereof or of which the Premises is a part. Tenant shall give prompt notice to Landlord in case of fire or accidents in the Premises or the building or of defects therein or in the fixture or equipment related thereto.

13.1  INSURANCE REQUIRED TO BE OBTAINED BY TENANT:

     A. Public Liability Insurance: At all times during the Lease term, Tenant shall maintain in full force comprehensive public liability insurance as may be generally available from insurance companies of the type described below with limits of not less than those required in Paragraph 1.1, subparagraph I and such policy(ies) shall name Landlord and Landlord's managing agent as additional insureds. The term of such insurance policy may by for such period as shall be designated by Tenant; provided, however, that within thirty (30) days prior to the expiration of such policy, Tenant shall procure another policy of said insurance so that, throughout the entire Lease term Landlord and Landlord's managing agent shall always be additional insureds under policies with insurance coverages of the type specified. The policy limits shall never be decreased, but shall be reasonably increased in accordance with increases, if any, necessary to maintain policy limits from time to time customary and usual for premises of the similar type, size and use as the Premises in the city and county where the Premises is located. Increases in the policy limits shall not be required more frequently than once a year.

     B.  Insurance on Tenant's Personal Property, Improvements and
Alterations: Tenant at is cost shall maintain on all its personal property in, or on about the Premises, a policy of standard fire and extended coverage insurance, with vandalism and malicious mischief endorsements in the amount of the full replacement cost thereof. Landlord shall in no way be liable for damage to Tenant's personal property, alterations and improvements.

     C. Plate Glass Insurance: Tenant at its cost shall maintain full coverage plate glass insurance on the Premises, or in the alternative, shall self-insure for damage to plate glass.

     D. General Requirements: All the insurance required of Tenant under this Lease shall (i) be issued by insurance companies authorized to issue the relevant insurance and to do business in California with at least an "A", class X rating or other similar rating reasonably acceptable to Landlord, as rated in the most recent edition of Best's Rating Guide, (ii) be issued as a primary policy but may include umbrella policies, (iii) contain an endorsement requiring thirty (30) days written notice from the insurance company to Landlord, Tenant and Landlord's lender, if any, before cancellation or change in the coverage, scope, or amount of any policy and
(iv) shall name Landlord and Landlord's managing agent (and, at Landlord's option, the holder of any mortgage or deed of trust affecting the Premises) as additional insureds. Each policy or a certificate thereof shall be deposited with the Landlord on or before the commencement of the term, and on renewal of the policy not less than twenty (20) days before the expiration of the term of the policy.

14.1 WAIVER OF SUBROGATION: Landlord and Tenant mutually waive any and all rights or recovery against each other and each of their respective officers, employees, agents and representatives for loss of or damage to the other or its property or the property of others under its control arising from any cause insured against but only to the extent of such insurance, exclusive of any deductible amount and any amount in excess of policy limits, under any policy of insurance carried by such waiving party. Tenant shall obtain and furnish evidence to Landlord of the waiver by Tenant's insurance carriers of any right of subrogation against Landlord.

15.1  DAMAGE OR DESTRUCTION:

     A. Landlord's Duty to Restore When the Premises is Destroyed: If, during the term, the building or other improvements located on the Premises or the building and other improvements in which the Premises is located are totally or partially destroyed from any cause covered by Landlord's Property Insurance describe in Paragraph 4.2, subparagraph B(ii)(a), rendering the Premises totally or partially inaccessible or unusable, Landlord shall restore the building or other improvements located on the Premises or the building and other improvements in which the Premises is located to substantially the same condition as they were in immediately before the destruction, if the restoration can be made under the existing laws and can be completed within 180 days after the date of destruction. Such destruction shall not terminate this Lease. If the restoration cannot be made within said 180 days, then within 10 days after the parties determine that the restoration cannot be made within said period, either party can elect to terminate this Lease immediately by giving written notice to the other. If, during the term, the building or other improvements located on the Premises or the building and other improvements in which the Premises is located are totally or partially destroyed from a risk not covered by Landlord's Property Insurance described in Paragraph 4.2, subparagraph B(ii)(a) rendering the Premises totally or partially inaccessible or unusable. Landlord shall have the sole, exclusive and conclusive option and right to restore the building or other improvements located on the Premises or the building and other improvements in which the Premises is located to substantially the same condition as they were in immediately before destruction. If the restoration can be made under the existing laws and can be completed within 180 days after the date of destruction. Such destruction shall not terminate this Lease. If the existing laws do not permit the restoration, either party can terminate the Lease immediately by giving written notice to the other party. If the restoration can be made within 180 days after the date of destruction, Landlord must elect either to terminate this Lease or to restore the building or other improvements located on the Premises or the building and other improvements in which the Premises is located by giving notice to Tenant within 10 days after determining the restoration can be completed within said 180 days after the date of destruction. However, if Landlord elects to so terminate this Lease, Tenant may elect to pay for the cost of such restoration and override the Landlord's election to terminate by providing Landlord notice of Tenant's election to pay for such restoration accompanied by payment of the estimated costs of such restoration within 10 days after Tenant's receipt of the Landlord's notice to terminate. Tenant's right to pay for such restoration and override Landlord's election to terminate the Lease can be exercised only if restoration can be completed within said 180 day period and such 180 period remains within the term of this Lease. If Landlord elects to terminate this Lease and Tenant does not elect to pay for the costs of restoration, this Lease shall terminate on the 10th day after Landlord notifies Tenant of its intention to so terminate. See Article 30.1 of the Addendum.

     B. Extent of Landlord's Obligation to Restore: If Landlord is required to or elects to restore the Premises as provided in this Paragraph 15.1, Landlord shall not be required to restore alteration and improvements made by Tenant, Tenant's trade fixtures and Tenant's personal property, such excluded items being the sole responsibility of Tenant to restore.

     C. Abatement or Reduction of Rent: In the case of destruction, and such descruction is not caused by the negligence of Tenant, its employees, agents, customers, servants or invitees, there shall be an abatement or reduction of minimum monthly rent only between the date of destruction and the date of substantial completion of restoration, based on the extent to which the destruction interferes with Tenant's use of the Premises.

     D. Loss During the Last Part of the Term: If destruction of the type specified in this Paragraph 15.1 occurs during the last year of the term, Landlord can terminate this Lease by giving written notice to Tenant no later than 15 days after the date of destruction. However, if Tenant has been granted an option to extend the term of the Lease by rider, amendment or addendum to this Lease, and the time within which the option can be exercised has not expired, and Tenant exercises the option to extend the term as provided in said rider, amendment or addendum, then Landlord shall restore the Premises subject to the provisions stated in this Paragraph 15.1.

     E. Waivers: Tenant hereby waives all rights under the provisions of Sections 1932, 1933, 1941 and 1942 of the Civil Code of the State of California, and any like or similar statute now or hereinafter enacted or promulgated, and all rights under any law in existence during the term of this Lease authorizing a tenant to make repairs at the expense of a landlord or to terminate a lease upon the complete or partial destruction of the premises; provided, however, that such waivers are not intended to limit or impair any express rights or privileges which may have been gratned to Tenant in this Lease.

16.1 ASSIGNMENT AND SUBLETTING:

       A. Restrictions and Conditions: Tenant shall not, either voluntarily or by operation of law, directly or indirectly, sell, assign, transfer or hypothecate this Lease, or sublet the Premises, or any part thereof, or permit the Premises, or any part thereof to be occupied by anyone other than Tenant or Tenant's employees without the prior written consent of Landlord in each instance. A transfer of stock control in Tenant, if Tenant is a corporation, or the transfer of any partnership interest in Tenant, if Tenant is a partnership shall be deemed an act of assignment hereunder. Subject to the provisions of subparagraph B, C and D of this Paragraph 16.1, Landlord's consent to assignment or subletting (subject to the procedures set forth in subparagraph A of this Paragraph 16.1) shall not be unreasonably withheld, provided the proposed assignee or subtenant (i) is satisfactory to Landlord as to credit, character and professional standing, (ii) will meet any other tenant requirements then generally imposed by Landlord with respect to any new tenant for the Premises, (iii) will use the Premises for purposes which are reasonably acceptable to Landlord and which will not conflict with any use or zoning restriction and not increase the burdens on the facilities and equipment servicing the Premises, and (iv) will not use any part of the Premises for the generation, storage, use or disposal of any Hazardous Material. Landlord may, however, withhold such consent if, in Landlord's reasonable judgment, the occupancy of the proposed assignee or subtenant will tend to impair the character or dignity of the building or impose any additional burden upon Landlord in the operation of the building. Any sale, assignment, mortgage, transfer or subletting of this Lease which is not in compliance with the provisions of this Paragraph 16.1 shall be void and shall, at the option of Landlord, terminate this Lease. The consent by Landlord to an assignment or subletting shall not be construed as relieving Tenant from obtaining the express prior written consent of Landlord to any further assignment or subletting or as releasing Tenant from any liability or obligation hereunder, whether or not the accrued.

     B. Notice of Documentation: As condition precedent to any assignment of the whole of Tenant's interest in this Lease or the subletting by Tenant of the whole or any part of the Premises, (i)at least thirty (30) days prior to any proposed assignment or subletting Tenant shall submit to Landlord a statement containing (a) the name and address of the proposed assignee or subtenant; (b) a current financial statement of the proposed assignee or subtenant containing therein bank and other credit references; (c) the specific type of use proposed for the Premises; and (d) all of the principal terms and conditions of the proposed assignment or subletting including, without limitation, the proposed commencement and expiration dates of the term thereof and the amount of rent to be payable by the assignee or subtenant and a floor plan delineating the proposed, assigned or sublet area; and (ii) Tenant shall deliver to Landlord an original assignment or sublease executed by Tenant and the proposed assignee or subtenant on a form approved by Landlord which shall expressly provide (a) for the assumption by such proposed assignee or subtenant of all Tenant's obligations under the terms of this Lease as to that portion of the Premises being assigned or sublet and as to that period of time such assignment or sublease is to be in effect; (b) that Tenant shall indemnify and hold Landlord harmless from any and all claims, obligations and liabilities (including reasonable attorneys' fees) arising from such assignee's or subtenant's occupancy and use of the Premises, or any portion thereof, whether such claim, obligation or liability arising from such assignee's or subtenant's conduct, activity, work or any other matter in, or about the Premises and/or the building; (c) that Tenant shall further indemnify and hold Landlord harmless from any costs, obligations or liabilities (including reasonable attorneys' fees) arising from any act or negligence of such assignee or subtenant, or any employee, agent, customer, servant or invitee of such assignee or subtenant and from any claim, action or proceeding brought thereon; (d) that in no event shall Tenant, by reason of Landlord's approval of the assignment or sublease, be deemed relieved from any obligation or liability under the Lease, including, without limitation, the obligation to obtain Landlord's consent to any further assignment or subletting; and (e) that such proposed assignment or subletting shall not be deemed effective for any purpose unless and until Landlord's written consent thereto is obtained. Tenant shall reimburse Landlord for all costs incurred by Landlord in connection with its review and consideration of any proposed assignment, transfer, mortgage, pledge, encumbrance or hypothecation of the Lease or subletting of the Premises, or any part thereof (including, without limitation, reasonable attorneys' fees not to exceed $750.00).

     C. Right of Recapture: In lieu of giving or withholding its consent to any proposed subletting or assignment, Landlord shall have the following right to recapture the Premises and shall thereafter be free to lease the area subject to the proposed assignment or sublease directly to the proposed assignee or sublessee or any other person without such act being construed to
(1) unreasonably interfere with Tenant's contractual relations, (2) constitute unfiar competition or (3) otherwise create any claim or cause of action in favor of Tenant. In lieu of consenting or not consenting, Landlord may within thirty (30) days after Landlord has received all of the documentation described in subparagraph B of this Article 16.1, at its option, (i) in the case of the proposed assignment or subletting of Tenant's entire leasehold interest, terminate Tenant's lease in its entirety, or (ii) terminate Tenant's lease as to that portion of the Premises which Tenant has proposed to sublet. In the event Landlord elects to terminate this Lease pursuant to clause (ii) above, Tenant's obligations as to rent shall be reduced in the same proportion that the rentable area of the portion of the Premises taken by the proposed assignee or subtenant bears to the total rentable area of the Premises. The reservation of Landlord's right of recapture is a critically important economic right in favor of Landlord which has been expressly negotiated between the parties and which requires the release of liability on the part of Tenant for any obligations with respect to the area subject to the proposed sublease or assignment. The foregoing notwithstanding, in the event that Landlord notifies Tenant of its election to terminate this Lease as to all or a portion of the Premises pursuant to this paragraph, Tenant may within five (5) days of such notification withdraw its request for Landlord's consent to the proposed assignment or sublease in question.

     D. Landlord's Right to Profit: In the event of any assignment or sublease approved by Landlord of all or any portion of the Premises, where the rent reserved in the assignment or sublease exceeds the rent or pro rata portion of the rent, as the case may be, for such space reserved in this Lease, Tenant shall pay to Landlord monthly, as additional rent, at the same time as the monthly installments of rent required hereunder, seventy five percent (75%) of the excess of the rent reserved in the assignment or sublease, over the rent reserved in the Lease, applicable to the assigned or subleased space. Landlord's right to any such profit payable by the approved assignee or sublessee is a critically important economic right in favor of Landlord which has been expressly negotiated between the parties in contemplation of and in consideration for the specific minimum monthly rent negotiated between the parties and specified in this Lease. Such minimum monthly rent has been set with the specific intent that Landlord alone is entitled to what is commonly known as the appreciation in the equity value of the Lease and that the minimum monthly rent would have been established at a higher rate had the parties negotiated for any sharing in such appreciated equity value, if any.

17.1 CONDEMNATION: If the whole of the Premises or so much thereof as to render the balance of the Premises unusable by Tenant, shall be taken or condemned by any authority under power of eminent domain or any similar power for any public or quasi-public use or purpose, or shall be transferred by agreement in connection with such public or quasi-public use or purpose with or without a condemnation action or proceeding being instituted, this Lease shall terminate as of the date of such taking or condemnation. No award for any partial or entire taking shall be apportioned, and Tenant hereby assigns to Landlord any award which may be made in connection with such taking or condemnation, together with any and all rights of Tenant now or hereafter arising with respect to all or part of such award or any proceedings relating thereto; provided, however, that Landlord shall have no interest in any award separately made to Tenant for the interruption of or damage to Tenant's business, or its trade fixtures, equipment or movable furniture so long as such award does not diminish the award made to Landlord. In the event that any such taking or condemnation is temporary or is partial and does not render the balance of the Premises unusable by Tenant, this Lease shall not terminate, but the rent and other charges payable to Landlord by Tenant shall be equitably abated for the remainder of the Lease term. As used in the preceding sentence, a condemnation or taking shall be deemed temporary if it is for a period of six (6) months or less. Each party waives the provisions of California Code of Civil Procedure Section 1265.130 allowing either party to petition the Superior Court to terminate this Lease.

18.1 TAXES ON PERSONAL PROPERTY: Tenant shall pay all taxes assessed against or levied upon fixtures, furnishings, equipment and all personal property owned or possessed by Tenant and located on the Premises prior to delinquency. When reasonably possible, Tenant shall cause such fixtures, furnishings, equipment and other personal property to be assessed and billed to Tenant separately from the real property of which the Premises forms a part. If any or all such fixtures, furnishings, equipment and other personal property shall be assessed and taxed with the real property, Tenant shall pay to Landlord its share of such taxes within fifteen (15) days prior to delinquency. Tax bills for such taxes shall be provided by Landlord to Tenant not later than thirty (30) days prior to the delinquency date therefor. Any amounts due hereunder by Tenant shall be deemed additional rent payable to Landlord.

19.1  DEFAULTS AND REMEDIES:

     A. Events of Default: The occurrence of any of the following shall constitute a material default and breach of this Lease by Tenant.

          (i) Failure to pay rent as such term is defined in Paragraph 4.1, subparagraph A when due.

          (ii) Abandonment and vacation of the Premises. Failure to occupy and operate Tenant's business at the Premises for fifteen (15) consecutive days shall be deemed an abandonment and vacation of the Premises.

          (iii) Failure to perform any other provision of this Lease if the failure to perform is not cured within ten (10) days after written notice has been given to Tenant. If the default cannot reasonably be cured within ten
(10) days, Tenant shall not be in default of the Lease if Tenant commences to cure the default within the ten-day period and diligently and in good faith continues to cure the default to completion. The ten-day notice described in this subparagraph (iii) for default other than the payment of rent is in lieu of, and not in addition to, any notice required under California law.

          (iv) The making by Tenant of any general assignment for the benefit of creditors, the filing by or against Tenant of a petition under any federal or state bankruptcy or insolvency laws (unless, in the case of a petition filed against Tenant, the same is dismissed with sixty (60) days after filing); the appointment of a trustee or receiver to take possession of substantially all of Tenant's interest in this Lease or the Premises, when possession is not restored to Tenant within sixty (60) days; or the attachment, execution or other seizure of substantially all of Tenant's assets located at the Premises or Tenant's interest in this Lease or the Premises, if such seizure is not discharged within sixty (60) days.

     B. Notices: Notices given under this Paragraph 19.1 shall specify the alleged default and shall demand that Tenant perform the provisions of this Lease or pay the rent that is in arrears, as the case may be, within the applicable time period, or quit the Premises. No such notice shall be deemed a forfeiture or a termination of this Lease unless Landlord so elects in the notice.

     C. Landlord's Remedies: Landlord shall have the following remedies if Tenant commits a default. These remedies are not exclusive; they are cumulative and in addition to any remedies now or later allowed by law or equity.

          (i)  Landlord's Election to Continue the Lease In Full Force and
Effect: Landlord can continue this Lease in full force and effect, and the Lease will continue in effect as long as Landlord does not terminate Tenant's right to possession, and Landlord shall have the right to collect rent when due. During the period Tenant is in default, Landlord can enter the Premises and relet it, or any part of it, to third parties for Tenant's account. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises, including, without limitation, brokers' commissions, expenses of remodeling the Premises required by the reletting, and like costs. Reletting can be for a period shorter or longer than the remaining term of this Lease. Tenant shall pay to Landlord the rent due under this Lease on the dates the rent is due, less the rent Landlord receives from any reletting. No act by Landlord allowed by this Paragraph 19.1, subparagraph C(i) shall terminate this Lease unless Landlord notifies Tenant in writing that Landlord elects to terminate this Lease. After Tenant's default and for as long as Landlord does not terminate Tenant's right to possession of the Premises, Tenant shall have the right to assign or sublet its interest in the Lease, subject to the provisions of Paragraph 16.1, and Tenant shall not be released from liability. If Landlord elects to relet the Premises as provided in this Paragraph 19.1, subparagraph C(i), rent that Landlord receives from reletting shall be applied in the following order of priority: (a) to any indebtedness from tenant to Landlord other than rent due from Tenant; (b) to all costs, including those for maintenance, incurred by Landlord in reletting; and (c) to rent due and unpaid under this Lease. After deducting the payments referred to in this Paragraph 19.1, subparagraph C(i), any sum remaining from the rent Landlord receives from reletting shall be held by Landlord and applied in payment of future rent as rent becomes due under this Lease. In no event shall Tenant be entitled to any excess rent received by Landlord. If on the date rent is due under this Lease, the rent received from the reletting is less than the rent due on that date, Tenant shall pay to Landlord, in addition to the remaining rent due, all costs Landlord incurred in reletting that remain after applying the rent received from the reletting as provided in this Paragraph 19.1, subparagraph C(i).

          (ii)  Landlord's Election to Terminate Tenant's Right of
Possession: Landlord can terminate Tenant's right to possession of the Premises at any time. No act by Landlord other than giving express written notice of Landlord's election to terminate the Lease to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Premise, or the appointment of a receiver on Landlord's initiative to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession. On termination, Landlord has the right to recover from
Tenant:

               (a) The worth at the time of the award of the unpaid rent that had been earned at the time of termination of this lease;

               (b) The worth at the time of the award of the amount by which the unpaid rent that would have been earned after the date of termination of this Lease until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;

               (c) The worth at the time of the award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of the loss of rent that Tenant proves could have been reasonably avoided;

               (d) All legal expenses, including attorneys' fees, experts' fees, witness fees, court costs and other costs incurred in preparation of any litigation or consultations with counsel, incurred by Landlord in effecting re-entry or repossession of the Premises and in prosecuting any related action against Tenant;

               (e) All costs incurred by Landlord in restoring the Premises to good order and condition;

               (f) All costs incurred by Landlord in altering or preparing the Premises for reletting;

               (g) All commission incurred by Landlord in reletting the Premises; and

               (h) Any other amount, and court costs, necessary to compensate Landlord for all detriment proximately caused by Tenant's default.

"The worth at the time of the award" as used in (a) and (b) of this Paragraph 19.1, subparagraph C(ii) is to be computed by allowing interest at the reference rate then being charged by the Bank of America N.T. & S.A. plus four percent (4%) per annum ("Default Rate"). "The worth at the time of the award" as used in sub-subparagraph (c) of this Paragraph 19.1, subparagraph C(ii), is to be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus 1%.

          (iii)  Appointment of Receiver: (Omitted).

          (iv) Landlord's Right to Cure Tenant's Default: Landlord, at any time after Tenant commits a default, can cure the default at Tenant's cost. If Landlord at any time, by reason of Tenant's default, pays any sum or does any act that requires the payment of any sum, the sum paid by the Landlord shall be due immediately from Tenant to Landlord at the time the sum is paid, and if paid at a later date shall bear interest at the maximum rate an individual is permitted by law to charge from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant. The sum, together with interest on it, shall be additional rent.

          (v) Interest on Unpaid Rent: Rent not paid when due shall bear interest from the date due until paid at the Default Rate.

          (vi) Late Charge: Tenant acknowledges that late payment by Tenant to Landlord of rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impracticable to fix. Such costs include, without limitation, processing and accounting charges, and late charges that may be imposed on Landlord by the terms of any encumbrance and note secured by an encumbrance covering the Premises. Therefore, if any installment of rent due from tenant is not received by Landlord within ten (10) days of when due, Tenant shall pay to Landlord an additional sum of 10% of the overdue rent as a late charge. The parties agree that his late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of late payment of Tenant. Acceptance of any late charge shall not constitute a waiver of Tenant's default with respect to the overdue amount, or prevent Landlord from exercising any of the other rights and remedies available to Landlord.

          (vii) Non-Waiver: No covenant, term or condition or the breach thereof shall be deemed waived, except by written consent of the party against whom the waiver is claimed, and any waiver or the breach of any covenant, term or condition shall not be deemed to be a waiver of any preceding or succeeding breach of the same or any other covenant, term or condition of this Lease. Acceptance by Landlord of any performance by Tenant after the time the same shall have become due shall not constitute a waiver by Landlord of the breach or default of any covenant, term or condition of the Lease unless otherwise expressly agreed to by Landlord in writing. No payment by Tenant or receipt by Landlord of a lesser amount than the minimum monthly rent or any other amount payable by Tenant and defined as "rent" in Paragraph 4.1, subparagraph A, shall be deemed to be other than on account of the earliest outstanding installment of any such stipulated amount due. No endorsement or statement on any check or any letter accompanying any check or payment shall be deemed an accord and satisfaction and Landlord may accept such check or payment without prejudice to Landlord's rights to recover the balance of any outstanding amounts then due and payable or past due and in arrears under this Lease and without prejudice to any other remedy provided in this Lease. Nothing in this Paragraph 19.1 shall be deemed to affect Landlord's rights to indemnification and other rights provided under Paragraph 12.1 arising out of any act, omission, event or occurrence which took place prior to the termination of the Lease whether a claim relating to such acts, omissions, events or occurrences is made before or after the date of termination of this Lease. The delivery of keys to any employee of Landlord or its agents or employees shall not operate as a termination of this Lease or a surrender of the Premises.

          (viii) Right of Redemption: Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future law in the event of Tenant's eviction or dispossession pursuant to any default under this Lease or in the event of Landlord's obtaining possession of the Premises by reason of Tenant's violation of any of the covenants, conditions or agreements contained herein.

20.1 SUBORDINATION/MORTGAGEE PROTECTION:

     A. Subordination: This Lease is subject and subordinate to all ground or underlying leases, mortgages and deeds of trust which now affect the Premises or which affect any ground or underlying leases and all renewals, extensions, modifications or amendments thereof. This Lease may, at Landlord's option, be made subordinate to any future ground or underlying leases, mortgages or trust deed which may affect the Premises or which may affect the ground or underlying leases provided, however, that the mortgagee or trust deed beneficiary or the lessor in any such ground or underlying lease shall agree to recognize this Lease in the event of foreclosure of Landlord's interest, provided Tenant is not in default. Tenant further agrees to execute and deliver such instruments as may be necessary or proper to effect the foregoing and, if Tenant fails to do so within ten (10) days after written demand therefor, such failure shall be a material breach of this Lease. Notwithstanding anything herein to the contrary, upon request of Landlord, Tenant agrees to execute any appropriate instrument making this Lease and the leasehold estate created herein superior to the lien of any underlying or ground lease, mortgage or deed of trust.

     B. Attornment: If any ground or underlying lease is terminated or any mortgage or deed of trust is foreclosed, this Lease shall not terminate or be terminated by Tenant unless Tenant was specifically named in any termination or a foreclosure judgment or final order. If any such ground or underlying lease is terminated or if any such mortgage or deed of trust is foreclosed, Tenant agrees that Tenant will enter into a new lease covering the Premises for the remainder of the Lease term on the same terms, conditions and rent as stated in this Lease with, and at the election of the holder of any superior lease or, if there is no superior lease in existence, with and at the election of the holder of the fee title to the real property of which the Premises forms a part so long as such holder of any superior lease or holder of fee title also enters such new lease; or at the request of the aforesaid parties in the order stated to attorn to them and to execute and deliver at any time and from time to time upon such request any instrument which may be necessary to appropriate to evidence such attornment, Landlord hereby makes no warranties or representations that any attornment which Tenant herein agrees to make will be accepted and recognized by any of the parties to whom such attornment is made.

     C. Mortgagee Protection: If Landlord is in default under this Lease, Tenant will accept cure of any default by any holder of any underlying or ground lease or mortgage or deed of trust (the "Holder") whose name and address shall have been furnished to Tenant in writing. Tenant may not terminate this Lease for Landlord's default unless Tenant has given notice thereof to each such Holder and the default is not cured within thirty (30) days thereafter or such greater time as may be reasonably necessary to cure such default. A default which cannot reasonably be cured within said 30-day period shall be deemed cured within said period if work necessary to cure the default is commenced within such time and proceeds diligently thereafter until the default is cured. If any Holder should require, as a condition of any underlying or ground lease, mortgage, or deed of trust, a modification of the provisions of this Lease, Tenant shall approve and execute any such modification promptly after such request, provided no such modification shall relate to the rent payable hereunder, or the length of the term hereof or otherwise materially alter the rights or obligations of Tenant hereunder.


21.1 QUIET ENJOYMENT: Landlord covenants that if Tenant shall not be in default in the performance of all of the terms, covenants, conditions, provisions and agreements required of Tenant under this Lease, Landlord or anyone claiming by or through Landlord will not disturb Tenant's quiet enjoyment of the Premises, subject, however, to the terms of this Lease and of the ground and underlying leases, mortgages and deeds of trust which may exist from time to time.

22.1 ESTOPPEL CERTIFICATES: Tenant agrees that, at any time and from time to time upon not less than ten (10) days prior notice by Landlord, Tenant will execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), and the dates to which the minimum monthly rent, additional rent and other charges have been paid in advance, if any, and stating whether or not to the best knowledge of the signer of such certificate, Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement delivered pursuant to this Paragraph 22.1 may be relied upon by any prospective purchaser or mortgagee of the Premises or any other person designated by Landlord. Tenant's failure to deliver said statement in the time required shall be conclusive upon Tenant that: (i) the Lease is in full force and effect, without modification except as may be represented by Landlord; (ii) there are no uncured defaults in Landlord's performance and Tenant has no right of offset, counterclaim or deduction against Rent under the Lease; and (iii) no more than one month's rent has been paid in advance.

23.1  LANDLORD'S RESERVED RIGHTS:

     A. Entry by Landlord: Landlord may enter the Premises at all reasonable times and upon reasonable notice to: Inspect the same; exhibit the same to prospective purchasers, lenders or tenants; determine whether Tenant is complying with all of its obligations under this Lease; to post customary "For Sale," "For Lease" and similar types of signs; post notices of nonresponsibility; and to make repairs or improvements in or to the Premises or the building as Landlord deems necessary or proper, provided, however, that Landlord shall exercise any such rights so as to cause as little interference to Tenant as is reasonably possible. Tenant hereby waives any claim for damages for any injury or inconvenience to, or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises or any other loss occasioned by such entry. Landlord may have and retain a key with which to unlock all of the doors in, on or about the Premises (excluding Tenant's vaults, sales and similar areas designated by Tenant in writing in advance), and Landlord shall have the right to use any and all means by which Landlord may deem proper to open such doors to obtain entry to the Premises, and any entry to the Premises obtained by Landlord by any such means, or otherwise, shall not under any circumstances been deemed or construed to be a forcible or unlawful entry into or a detainer by the Premises or an eviction, actual or constructive, of Tenant from any part of the Premises. In exercising the foregoing rights of access, Landlord shall use reasonable efforts to adhere to any reasonable confidentiality policies and procedures adopted by Tenant.

     B. Easements: Landlord shall have the right to grant public utility easements and other rights on, over and under the Premises without any abatement in rent, provided that such rights do not unreasonably interfere with Tenant's business operations on the Premises.

24.1  LIMITATION OF LIABILITY, TRANSFER OF LANDLORD'S INTEREST:

     A. Limitation of landlord's Liability: Tenant agrees to look only to the equity of Landlord in the Premises and not to Landlord personally with respect to any obligations or payments due or which may become due from Landlord hereunder, and no other property or assets of Landlord or any partner, joint venturer, officer, director, shareholder, agent, or employee of Landlord, disclosed or undisclosed, shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's claims under or with respect to this Lease, and no partner, officer, director, shareholder, agent or employee of Landlord shall be personally liable in any manner or to any extent under or in connection with this Lease. If at any time the holder of Landlord's interests hereunder is a partnership or joint venture, a deficit in the capital account of any partner or joint venturer shall not be considered an asset of such partnership or joint venture.

     B. Sale by Landlord: In the event of a sale or conveyance of the Landlord's interest in the Premises, and so long as the successor in interest of Landlord expressly assumes all of Landlord's obligations under this Lease, Landlord shall thereafter be released from any further liability for any of the terms, convenants or conditions (express or implied) herein contained in favor of Tenant; and Tenant agrees thereafter to look solely to the successor in interest of Landlord for the performance of any of Landlord's obligations hereunder. This Lease and Tenant's rights hereunder shall not be affected by any such sale or conveyance, and Tenant agrees to attorn to the successor in interest of such transferor.

25.1 HOLDOVER TENANCY: If Tenant holds over after expiration of the Lease term, such tenancy shall be from month-to-month only at Landlord's sole, exclusive and conclusive election, and not a renewal hereof or an extension of any further term, and in such case rent shall be payable at the time specified in Paragraph 4.1 and in an amount to be determined by Landlord, but not less than 150% of all sums due and payable under this Lease for the last month of the Lease term, and such monthly rent may be increased upon thirty
(30) days prior written notice to Tenant. However, if Landlord has previously notified Tenant at least three (3) days prior to the expiration of the term of this Lease that Landlord shall not permit Tenant to hold over, then if Tenant holds over Tenant shall be considered a trespasser and Landlord may immediately file suit for unlawful detainer without further notice to Tenant. If Landlord permits such holdover, then the month-to-month tenancy shall be subject to every other term, covenant, condition and agreement contained herein. Further, if the Premises is not surrendered at the end of the Lease term, or any renewal or extension thereof, Tenant shall be responsible to Landlord for all damage which Landlord shall suffer by reason thereof, and Tenant shall indemnify, hold harmless and defend Landlord from all claims made by a successor tenant resulting from Landlord's delay in delivering possession of the Premises to such successor tenant.

26.1 NOTICES: All notices which Landlord or Tenant may be required, or may desire, to serve on the other may be served personally, or by registered or certified mail, return receipt requested, postage prepaid, addressed to the Landlord at Landlord's address for notices described in Paragraph 1.1, subparagraph H or to Tenant at Tenant's address described in Paragraph 1.1, subparagraph H or from and after the commencement date, to the Tenant at the Premises whether or not Tenant has departed from, abandoned or vacated the Premises, or addressed to such other address or addresses as either Landlord or Tenant may from time to time designate to the other in writing.

27.1  GENERAL PROVISIONS:

     A. Entire Agreement: This Lease and the attached Addendum, if any, consisting of Articles 28.1 through 38.1, inclusive, contain all of the agreements and understandings relating to the leasing of the Premises and the obligations of Landlord and Tenant in connection with such leasing. Landlord has not made, and Tenant is not relying upon, any warranties, or representations, promises or statements made by Landlord or any agent of Landlord, except as expressly set forth herein. This Lease supersedes any and all prior agreements and understandings between Landlord and Tenant and alone expresses the agreement of the parties.

     B. Amendments: This Lease shall not be amended, changed or modified in any way unless in writing executed by Landlord and Tenant. Landlord shall not have waived or released any of its rights hereunder unless in writing and executed by Landlord.

     C. Successors: Except as expressly provided herein, the Lease and the obligations of Landlord and Tenant shall bind and benefit the successors and assigns of each of the parties.

     D. Force Majeure: Neither Landlord nor Tenant shall incur any liability to the other, nor shall either Landlord or Tenant be responsible to the other for any failure to perform any of their respective obligations hereunder (except for Tenant's obligation to pay rent (as defined in Article 4.1)). If such failure is caused by reason of strike, other labor trouble, governmental rule, regulations, ordinance, statute or interpretation, or by fire, earthquake, civil commotion, or any and all other causes beyond the reasonable control of Landlord. The amount of time for Landlord to perform any of Landlord's obligations shall be extended for the amount of time Landlord is delayed in performing such obligation by reason of such force majeure occurrence.

     E. Survival of Obligations: Any obligations of Tenant accruing prior to the expiration of this Lease shall survive termination of the Lease, and Tenant shall promptly perform all such obligations whether or not the Lease term has expired.

     F. Governing Law: This Lease shall be governed by, and construed in accordance with, the laws of the State of California.

     G. Severability: In the event any provision of this Lease is found to be unenforceable, the remainder of this Lease shall not be affected, and any provision found to be invalid shall be enforced to the extent permitted by law. The parties agree that in the event two different interpretations may be given to any provision hereunder, one of which will render the provision unenforceable, and one of which will render the provision enforceable, the interpretation rendering the provision enforceable shall be adopted.

     H. Captions: All captions, headings, titles and numerical references are for convenience only and shall have no effect on the interpretation of this Lease.

     I. Construction: Tenant acknowledges that it has read and reviewed this Lease and that it has had the opportunity to confer with counsel in the negotiation of this Lease. Accordingly, this Lease shall be construed neither for nor against Landlord or Tenant, but shall be given a reasonable interpretation in accordance with the meaning of its terms and the intent of the parties.

     J. Independent Covenants: Each covenant, agreement, obligation or other provision of this Lease to be performed by Tenant are separate and independent covenants of Tenant, and not dependent on any other provision of the Lease.

     K. Number and Gender: All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include the appropriate number and gender, as the context may require.

     L. Time is of the Essence: Time is of the essence of this Lease and the performance of all obligations hereunder.

     M. Joint and Several Liability: If Tenant comprises more than one person or entity, or if this Lease is guaranteed by any party, all such persons shall be jointly and severally liable for payment of rents and the performance of Tenant's obligations hereunder. As to a Tenant which consists of husband and wife, the obligations shall extend individually to their sole and separate property as well as community property.

     N. Attorneys' Fees: If Tenant or Landlord shall bring any action for any relief against the other, declaratory or otherwise, arising out of this Lease, including, without limitation, any suit by Landlord for the recovery of rent or possession of the Premises, the losing party shall pay the successful party the court costs and reasonable attorneys' fees incurred therefor and such expenses shall be paid whether or not such action is prosecuted to judgment. Should Landlord, without fault on Landlord's part, be made a party to any litigation instituted by Tenant or by any third party against Tenant, or by or against any person holding under or using the Premises by license of Tenant (for the purposes of this Paragraph the "Licensee"), or for the foreclosure of any lien for labor or material furnished to or for Tenant or any Licensee or otherwise arising out of or resulting from any act or transactions of Tenant or of any Licensee, and Tenant agrees and covenants to save and hold Landlord harmless from any judgment rendered against Landlord or the Premises or any part of either thereof, and to protect, defend and indemnify Landlord as to any and all costs and expenses, including attorneys' fees and court costs incurred by Landlord in or in connection with such litigation. See Article 31.1 of the Addendum.

     O. Surrender of Lease: The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of the Landlord, terminate all or any existing subleases or subtenancies, or may, at the option of Landlord, operate as an assignment to it of any or all such subleases or subtenancies.

     P. Tenant's Authority: If Tenant is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of said corporation in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the By-Laws of said corporation, and that this Lease is binding upon said corporation in accordance with its terms; and at the time of execution of this Lease, Tenant shall, at Landlord's option, deliver to Landlord a certified copy of a resolution of the Board of Directors of said corporation authorizing or ratifying the execution of this Lease. If Tenant is a partnership and less than all partners of the partnership execute this Lease, each individual executing this Lease on behalf of said partnership represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of said partnership in accordance with the partnership agreement of said partnership.

     Q. Brokerage: Tenant covenants and represents that it has negotiated this Lease directly with the Landlord and has not acted by implication to authorize, nor has authorized, any real estate broker, finder or salesman to act for it in these negotiations other than the Broker (as defined in Paragraph 1.1, subparagraph K). Tenant agrees to hold Landlord harmless from and to defend and indemnify Landlord against any and all claims, cost, liability and/or expense (including attorneys' fees and court costs) incurred by Landlord in connection any claim by any real estate broker or salesman or finder (other than the Broker) for a commission or finder's fee as a result of Tenant's entering into this Lease. The provisions contained herein shall survive the termination of this Lease.

     R. No Third Party Beneficiaries: Unless otherwise expressly specified herein, no term, covenant, condition or provision of this Lease shall be construed to be for the benefit of any other third party or entity.

     S. Exhibits: The exhibits described in Paragraphs 1.1 and 2.1 are incorporated in the Lease by reference and made a part hereof as if fully set forth herein.

     T. Offer to Lease: The submission of this Lease to Tenant or its broker or other agent, does not consistute an offer to Tenant to lease the Premises. The instruement shall have no force and effect until it is executed and delivered by Tenant to Landlord and executed by Landlord.

IN WITNESS WHEREOF, The parties hereto have executed this Lease as of the date stated below.

          LANDLORD                                   TENANT

CHARCOT CENTER JOINT VENTURE,                 ROCKSHOX, INC.,
a California general partnership              a California corporation


By: TRANSAMERICA REAL ESTATE
    MANAGEMENT CO.,
    Agent

By: /s/                                By:
    -----------------------------          -------------------------------
Its:                                   Its:
     ----------------------------            -----------------------------
Date:                                  Date:
      ---------------------------            -----------------------------

By: /s/
    -----------------------------
Its:
      ---------------------------
Date:
      ---------------------------

                               ADDENDUM TO LEASE

     Addendum to that certain Lease (the "Lease") dated for reference purposes only as of May 1, 1994 by and between CHARCOT CENTER JOINT VENTURE, a California general partnership ("Landlord"), and ROCKSHOX, INC., a California corporation ("Tenant"), for premises commonly known as 401 Charcot Avenue, San Jose, California (the "Premises").

28.1 EARLY POSSESSION: Paragraph B of Article 3.1 is hereby deleted in its entirety and replaced by the following: In the event the Premises are ready for occupancy prior to the Commencement Date, Tenant shall have the right to take possession of the Premises on such date as Landlord and Tenant shall agree, and the Commencement Date (and the obligation of Tenant to pay Rent) shall be advance on a day-by-day basis for each day occupancy has been advanced, the Expiration Date shall also be advanced by the same number of days, and Landlord and Tenant shall confirm the Commencement Date and the Expiration Date by a written amendment to the Lease.

29.1 REPAIR AND MAINTENANCE: Article 6.1 is hereby deleted in its entirety and replaced by the following:

     A. Landlord's Duty to Maintain the Premises: Landlord shall have no responsibility to maintain the Premises, except that Landlord shall: (i) throughout the term of the Lease, repair as necessary the structural parts of the building and other improvements that are a part of the Premises, which structural parts include the foundations, exterior walls, subflooring and roof (the "Structural Elements")' (ii) throughout the term of the Lease, repair as necessary all electrical systems from the point of entry from the public right-of-way to the first switch gear panel, plumbing systems below the foundation, fire sprinkler systems, sewage systems below the foundation, and the heating, ventilation and air conditioning ("HVAC") systems (all of the foregoing systems collectively referred to as the "Building Systems")' and (iii) during the first ninety (90) days of the term of the Lease, make any repair necessary to the Premises which repair is not a duty or responsibility of Tenant included in items (x), (y) and (z) of Paragraph B below.

     B. Tenant's Duty to Maintain the Premises: Throughout term of the Lease, Tenant shall be responsible for the maintenance of the Premises excepting those duties allocated to Landlord pursuant to Paragraph A above. Tenant shall keep the Premises, including all improvements constructed by Tenant therein, in good, clean and sanitary order, condition and repair, including, without limitation, (i) the Tenant Improvements (as defined in the Work Letter and Construction Agreement attached hereto as EXHIBIT B); (ii) window frames, gutters and downspouts on the building and other improvements that are a part of the Premises; (iv) all glass, doors, and skylights; and
(v) maintenance and resurfacing of the parking lot on the Premises as necessary and maintenance of all landscaping as necessary. Tenant shall as necessary, or when required by governmental authority, make modifications or replacements for any of the items specified in the preceding sentence. Tenant also shall be responsible for
(x) repairing any damage or deterioration to the Structural Elements, the Building Systems, or any other portion or component of the Premises which damage or deterioration is caused by the negligence or willful misconduct of Tenant and its agents, employees, or invitees, (y) entering into and paying he cost of any ongoing maintenance contracts necessary for the preservation and proper operation of the Building Systems (including, without limitation, a maintenance contract for the HVAC), and (z) the day-to-day maintenance of the Building Systems in the ordinary course of business including, without limitation, regular preventative maintenance and repairs necessitated by Tenant's use of the Premises.

     C. Tenant's Waiver of Rights to Repair: Tenant waives the right to make repairs at Landlord's expense under the provisions of any laws permitting repairs by a tenant at the expense of the landlord (including Sections 1941 and 1942 of the Civil Code of the State of California) because Landlord and Tenant have made specific provisions in this Lease for such repairs and have defined respective obligations relating thereto.

     D.  Landlord's Option to Make Neglected Repairs or to Maintain the
Premises: IF Tenant refuses or neglects to make repairs to and/or maintain the Premises or any part thereof as required by this Article 29.1 in a manner reasonably satisfactory to Landlord, Landlord shall have the right, but shall not be obligated, to enter upon the Premises or any part thereof and cause such repairs or maintenance to be made on behalf of and for the account of Tenant. In such event, such work shall be paid for by Tenant as additional rent promptly upon demand, together with interest thereon at the Default Rate (as defined in Paragraph C of Article 19.1).

30.1 MINOR UNINSURED DAMAGE OR DESTRUCTION: The following is added at the end of Paragraph A of Article 15.1: The foregoing notwithstanding, if, during the term, the building or other improvements located on the Premises are totally or partially destroyed from a risk not covered by Landlord's Property Insurance rendering the Premises totally or partially inaccessible or unusable, and the cost of repairing such destruction is $25,000.00 or less and can be completed under existing laws within 180 days after the date of destruction, such destruction shall not terminate the Lease however Landlord shall restore the building or other improvements located on the Premises to substantially the same condition as they were immediately before destruction.

31.1 LITIGATION EXPENSES: The following is added at the end of Paragraph N of Article 27.1: The phrase "reasonable attorneys' fees" includes, without limitation, paralegals' fees and expenses, attorneys' consultants' fees and expenses, expert witnesses' fees and expenses, and all other expenses incurred by the prevailing party's attorneys in the course of their representation of the prevailing party in anticipation of and/or during the course of any litigation, whether or not otherwise recoverable as "attorneys' fees" or as "costs" under California law; and the same may be sought and awarded in accordance with California procedural law pertaining to an award of contractual attorneys' fees.

32.1 TENANT IMPROVEMENTS: Landlord agrees to construct improvements at the Premises in accordance with the terms and conditions of the Work Letter and Construction Agreement attached to this Lease as EXHIBIT B. Landlord also agrees, at its expense, on or before the Commencement Date: (i) to restripe the parking lot at the Premises and (ii) to restore the roof of the building at the Premises to a good, watertight condition.

33.1 RENTAL ABATEMENT: During the Rental Abatement Period, which shall be from July 1, 1994 through August 31, 1994, so long as no Event of Default shall have occurred, Tenant shall not be required to pay Minimum Monthly Rent as specified in subparagraph C(i) of Article 1.1; provided, however, Tenant shall be required to pay all other Rent (as defined in Paragraph A of Article 4.1) due under this Lease during the Rental Abatement Period.

34.1 RECAPTURE OF CONCESSIONS: Landlord and Tenant agree that, in order to induce Tenant to enter into the Lease, Landlord has provided certain rental and other concessions to Tenant, which include without limitation the following, as may be further described in other provisions of this Lease: (i) the abatement of Minimum Monthly Rent during the Rental Abatement Period and
(ii) the provision by Landlord of Landlord's Allowance (as defined in the Work Letter and Construction Agreement attached to the Lease as EXHIBIT B) (subparagraphs (i) and (ii) hereinafter referred to collectively as the "Concessions"). Landlord and Tenant further agree that a substantial and material portion of the consideration to Landlord for making the Concessions is the full and faithful performance by Tenant of each and every term and condition of this Lease, including, without limitation, the occupancy of the Premises and the payment of all Rent when due throughout the entirety of the Lease Term and any extension or renewal thereof. Should Tenant fail to fulfill any of the terms and conditions of this Lease, Landlord will not have received the full intended consideration for this Lease. Therefore, if Tenant fails to pay all or any portion of the Rent when due or otherwise defaults in the full and faithful performance of any other term or condition of this Lease at any time, and Landlord elects to exercise its right of termination as a result of such default, then Tenant shall pay, upon demand by Landlord, in addition to any other remedies of Landlord for Tenant's default, as reimbursement to Landlord of the Concessions, the sum of the following: (x) the amount of Minimum Monthly Rent allocable to the Rental Abatement Period which has expired; and (y) the total amount of Landlord's expenditures or contribution for Landlord's Allowance, multiplied by a fraction, the numerator of which shall be the number of months remaining in the Lease term after the date of the Event of Default and the denominator of which shall be the entire term of this Lease. All such amounts shall be paid, together with interest thereon at the Default Rate from the date of the Event of Default until such amounts are paid to Landlord.

35.1  OPTION TO EXTEND:

     A. Subject to the conditions of this Article 35.1, Tenant shall have the option to extend the term of this Lease (an "Option") for one (1) term of five (5) years (the "Option Term") on the all terms and conditions of Landlord's then standard form lease, except Minimum Monthly Rent which shall be as provided in subparagraph (c) below. Tenant must exercise the Option by delivering to Landlord written notice of such exercise no earlier than one
(1) year but


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

no later than nine (9) months prior to the Expiration Date. Once Tenant has timely and properly exercised the Option hereunder, Tenant may not subsequently withdraw its exercise.

     B. The Option granted hereby is subject to the condition that both on the date of Tenant's exercise of such Option and on the commencement date of the Option Term, (i) no Event of Default has occurred, and (ii) Tenant is in possession of the entire Premises. It is expressly understood and agreed that the Option granted hereby is nonassignable and may not be exercised by anyone, or in favor of anyone, other than the initial Tenant specified in the introductory paragraph on page 1 of this Lease.

     C. The Minimum Monthly Rent during the Option Term shall be equal to ninety five percent (95%) of the then fair market rent for comparable space in the Northern San Jose area in comparable buildings as of the commencement of the Option Term, as Landlord and Tenant shall agree. If Landlord and Tenant cannot agree as to such fair market rent within four (4) months of the end of the term of the Lease, then Landlord and Tenant shall each, within ten
(10) days of the beginning of such four (4) month period, select a licensed real estate broker (the "Rent Brokers") with a minimum of five (5) years of commercial leasing experience in Santa Clara County to determine such fair market rent for the Premises. If the Rent Brokers are unable to agree as to the fair market rent within thirty (30) days after the date of the appointment of the last of such Rent Brokers, then the Rent Brokers shall, within five (5) days of the end of the thirty-day period, mutually select a third licensed real estate broker (the "Arbitrator") who has the same qualification as the Rent Brokers. Each Rent Broker shall submit to the Arbitrator his or her determination of the fair market rent for the Premises, including reasonable documentation supporting such determination, and the Arbitrator shall within thirty (30) days of his or her appointment decide which Rent Broker has most accurately determined the fair market rent, which decision shall be final and binding on both Landlord and Tenant. Landlord and Tenant shall each pay their own Rent Broker's fees and costs, and shall each pay one-half (1/2) of the Arbitrator's fees and costs.

36.1 EXTERIOR STORAGE: Paragraph A of Article 8.1 is hereby deleted in its entirety and replaced by the following:

Tenant may utilize any paved, fenced exterior areas on the Premises for storage of property reasonably suited for exterior storage, on the following terms and conditions: (i) such storage is in compliance with all applicable laws, ordinances, rules and regulations, (ii) such storage is permitted by any conditions, covenants and restrictions affecting the Premises, (iii) such storage does not, in Landlord's reasonable opinion, materially degrade the aesthetic appearance of the Property from the public right-of-way or from adjacent private property, and (iv) Tenant prepares and Landlord approves in writing, prior to Tenant's commencement of such storage, a reasonably detailed set of procedures for such storage (including without limitation an identification of the types of property to be stored and procedures for maintaining a clean and orderly appearance in any area used for such storage), Landlord's approval not to be unreasonably withheld or delayed.


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37.1 HAZARDOUS MATERIALS:

     A. GENERAL PROHIBITION; INDEMNIFICATION. Neither Tenant nor Tenant's agents shall cause or permit any Hazardous Materials to be brought upon, stored, used, generated, released into the environment or disposed of on, in, under or about the Premises, without prior written consent of Landlord, which consent shall not be unreasonably withheld; provided, however, Landlord, in its reasonable discretion, may consent to Tenant's generation, storage or use of Hazardous Materials on or in the Premises, provided Tenant demonstrates to Landlord that such Hazardous Materials are necessary to or required as part of Tenant's business and will be generated, used, kept, stored and/or disposed of in a manner that complies with all laws regulating any such Hazardous Materials and with good business practices. Upon the expiration or sooner termination of this Lease, Tenant covenants to remove from the Premises, at its sole cost and expense, any and all Hazardous Materials brought upon, stored, used, generated or released into the environment by Tenant or Tenant's agents. To the fullest extent permitted by law, Tenant hereby agrees to indemnify, defend, protect and hold harmless Landlord and Landlord's agents, and their respective successors and assigns, from any and all claims, judgments, damages, penalties, fines, costs, liabilities and losses (including, without limitation, loss or restriction on use of rentable space or of any amenity of the Premises and sums paid in settlement of claims reasonably approved by Tenant, and, reasonable attorneys' consultant and expert fees) which arise during or after the Term directly or indirectly from the presence of Hazardous Materials on, in or about the Premises which is caused or permitted by Tenant or Tenant's agents. The foregoing indemnification by Tenant of Landlord and Landlord's representatives includes, without limitation, any and all costs incurred in connection with any investigation of site conditions or any clean up remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of the presence of such Hazardous Material in, on or about the Premises or the soil or groundwater on or under the Premises or any portion thereof during or after the Term which is caused or permitted by Tenant or Tenant's agents. Tenant shall promptly notify Landlord of any release of Hazardous Materials in the Premises which Tenant or Tenant's agents becomes aware of during the Term of this Lease, whether caused by Tenant, Tenant's agents or any other persons or entities.

     As used in this Lease, the term "Hazardous Materials" shall mean and include any hazardous or toxic materials, substances or wastes including (a) those materials identified in Sections 66680 through 66685 and Sections 66693 through 66740 of Title 22 of the California Administrative Code, Division 4, Chapter 30, as amended from time to time, (b) those materials defined in
Section 25501(k) of the California Health and Safety Code, (c) any materials, substances or wastes which are toxic, ignitable, corrosive or reactive and which are regulated by any local governmental authority, any agency of the State of California or any agency of the United States Government, (d) asbestos, (e) petroleum and petroleum based products, (f) urea formaldehyde foam insulation, (g) polychlorinated byphenyls ("PCBs"), and (h) freon and other chlorofluorocarbons.

     B. REPORTING REQUIREMENTS. Tenant shall promptly notify Landlord of, and shall promptly provide Landlord with true, correct, complete and legible copies of, all of the following environmental items relating to the Premises which may be filed or prepared by or on behalf of,


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

or delivered to or served upon, Tenant or Tenant's agents: all orders, reports, notices, listings and correspondence of or concerning the release, investigation of, compliance, clean up, remedial and corrective actions, and abatement of Hazardous Materials which could have a material adverse effect on the Premises or the soil and groundwater thereunder, including, but not limited to, reports and notices required by or given pursuant to any applicable laws, and all complaints, pleadings and other legal documents filed against Tenant related to Tenant's or Tenant's agents' use, handling, storage or disposal of Hazardous Materials. In the event of a release of any Hazardous Materials in, on or about the Premises, Tenant shall promptly provide Landlord with copies of all reports and correspondence with or from all governmental agencies or other authorities having jurisdiction relating to such release.

     C. HAZARDOUS MATERIALS QUESTIONNAIRE. Prior to the execution of this Lease, Tenant shall complete, execute and deliver to Landlord a Hazardous Materials Questionnaire (the "Hazardous Materials Questionnaire") in the form attached hereto as EXHIBIT C, and Tenant shall certify to Landlord all information contained in the Hazardous Materials Questionnaire as true and correct to the best of Tenant's knowledge and belief. The completed Hazardous Materials Questionnaire shall be deemed incorporated into this Lease for all purposes, and Landlord shall be entitled to rely fully on the information contained therein. Tenant shall disclose to Landlord in writing the names and amounts of all Hazardous Materials, or any combination thereof, which were stored, generated or used or disposed of on, in, under or about the Premises or which Tenant or Tenant's agents intend to store, generate, use or dispose of on, under or about the Premises other than as disclosed in the Hazardous Materials Questionnaire. At Landlord's option, Tenant's disclosure obligations hereunder shall include a requirement that Tenant from time to time update, execute and deliver to Landlord the Hazardous Materials Questionnaire, as the same may be modified by Landlord from time to time.

     D. RIGHT OF INSPECTION. Landlord and Landlord's agents shall, at all reasonable times and upon reasonable notice, have the right, but not the obligation, to inspect, investigate, sample and/or monitor the Premises, including any soil, water, groundwater or other sampling, and any other testing, digging, drilling or analyses, at any time to determine whether Tenant is complying with the terms of this Article 37.1, and in connection therewith, Tenant shall provide Landlord with full access to all relevant facilities and personnel designated by Tenant (subject to the entry provisions of the Lease). If Tenant is not in compliance with any of the provisions of this Article 37.1, Landlord and Landlord's agents and employees shall have the right, but not the obligation, without limitation upon any of Landlord's other rights and remedies under this Lease, to immediately enter upon the Premises and to discharge Tenant's obligations under this Article
37.1 at Tenant's expense, notwithstanding any other provision of this Lease. Landlord and Landlord's agents and employees shall endeavor to minimize interference with Tenant's business but shall not be liable for any such interference. All sums reasonably disbursed, deposited or incurred by Landlord in connection therewith, including, but not limited to, all costs, expenses and actual attorneys' fees, shall be due and payable by Tenant to Landlord, as an item of additional rent, on demand by Landlord, together with interest thereon at the maximum rate allowed by law from the date of such demand until paid by Tenant.


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

     E. RIGHT TO PARTICIPATE. Landlord, at Tenant's sole cost and expense, shall have the right, but not the obligation, to join and participate in any legal proceedings or actions initiated in connection with any claims or causes of action arising out of the storage, generation, use, transportation or disposal by Tenant or Tenant's agents, of Hazardous Materials in, on, under, from or about the Premises. If the presence of any Hazardous Materials in, on or under the Premises caused or permitted by Tenant or Tenant's agents results in (i) injury to any person, or (ii) injury to or any contamination of the Premises, Tenant, at its sole cost and expense, shall promptly take all actions reasonably necessary to return the Premises to the condition existing prior to the introduction of such Hazardous Materials thereon. Notwithstanding the foregoing, Tenant shall not, without Landlord's prior written consent (which consent shall not be unreasonably withheld), take any remedial action in response to the presence of any Hazardous Materials in, on, under or about the Premises or enter into any settlement agreement, consent decree or other compromise with any governmental agency with respect to any Hazardous Materials claims; provided, however, Landlord's prior written consent shall not be necessary in the event that the presence of Hazardous Materials in, on, under or about the Premises (i) poses an immediate threat to the health, safety or welfare of any individual, or (ii) is of such a nature that an immediate remedial response is necessary and it is not possible to obtain Landlord's consent before taking such action.

     F. SURRENDER. Promptly upon the expiration or sooner termination of this Lease, Tenant shall represent to Landlord in writing that to Tenant's knowledge no Hazardous Materials exist in, on, under or about the Premises as a result of Tenant's activities during the Term other than as specifically identified to Landlord by Tenant in writing. At any time within three (3) months of the expiration of the Term, or upon the occurrence of a default, Landlord may, upon reasonable cause to believe that Hazardous Materials exist in, on, under or about the Premises as a result of Tenant's activities or that Tenant otherwise has failed or will fail to comply with the terms of this Article 37.1, by notice to Tenant, commence and complete an environmental evaluation of the Premises. If the environmental evaluation discloses the existence of Hazardous Materials in, on, under or about the Premises which are a result of Tenant's activities, Tenant shall reimburse Landlord for the cost of the environmental evaluation, and shall take all other actions necessary to ensure immediate compliance with this Article 37.1.

     G. SURVIVAL. The provisions of this Article 37.1, including, without limitation, the indemnification provisions set forth herein, shall survive any termination of this Lease.

38.1 EXHIBITS. The following exhibits are attached hereto and are made a part of this Lease:

     Exhibit A - Description of Premises

     Exhibit B - Work Letter and Construction Agreement

     Exhibit C - Hazardous Materials Questionnaire


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